EXHIBIT 8.1

SUBSIDIARIES OF LIQUID MEDIA GROUP LTD.

The Company had three subsidiaries(1) as at November 30, 2019, which are as follows:

➢

Liquid Media Group (Canada) Ltd.

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Incorporated in British Columbia, Canada;

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100% owned by the Company; and

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Principal operating subsidiary of the Company.

➢

Waterproof Studio Inc.

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Incorporated in British Columbia, Canada;

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49% owned by the Company; and

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Operating an animation studio based in Vancouver, British Columbia.

➢

Majesco Entertainment Company

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Incorporated in Nevada, USA;

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51% owned by the Company; and

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Operating a video gaming developer and publishing studio.

(1) as defined in rule 1-02(w) of Regulation S-X